UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM SB-2 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Zion Nevada Corporation
(Name of small business issuer in its charter)

Nevada	6531	20-8600068
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

484 North 2070 East Saint George, Utah 84790 (435) 632-1837
(Address and telephone number of mailing address)

484 North 2070 East Saint George, Utah 84790 (435) 632-1837
(Address of principal place of business or intended principal place of business)

Harold Gewerter 5440 W. Sahara Avenue, Third Floor Las Vegas, Nevada 89146 (702) 382-1714
(Name, address and telephone number of agent for service)

Copies to:
Harold P. Gewerter, Esq. Law Offices of Harold P. Gewerter, Esq., Ltd. 5440 W. Sahara Avenue, Third Floor Las Vegas, Nevada 89146 Telephone: (702) 382-1714 Facsimile No. (702) 382-1759

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ] _______________________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ] ______________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ] ______________________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [  ]

If this Form is filed to register securities for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Securities Act, please check the following box. [  ]

CALCULATION OF REGISTRATION FEE

Tile of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock	3,000,000	$ 0.01	$ 30,000.00	$ 0.92

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

Prospectus

ZION NEVADA CORPORATION

3,000,000 Shares of Common Stock

$0.01per share

Zion Nevada Corporation (“Company”) is offering on a best-efforts basis a minimum of 2,000,000 and a maximum of 3,000,000 shares of its common stock at a price of $0.01 per share.  Shawn Wright, the sole officer and director of Zion Nevada Corporation, intends to sell the shares directly.  The intended methods of communication include, without limitation, telephone, and personal contact.  For more information, see the section titled “Plan of Distribution” herein.

The proceeds from the sale of the shares in this offering will be payable to Law Offices of Harold P. Gewerter, Esq., Ltd., Escrow Agent f/b/o Zion Nevada Corporation.  A Trust Account will hold all the subscription funds pending the achievement of the Minimum Offering.  Zion Nevada Corporation shall only receive proceeds from the Trust Account upon meeting the minimum raise amount.  If the minimum offering is not achieved within one hundred and eighty (180) days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees.  See the section title “Plan of Distribution” herein.

Officers and directors of the issuer and affiliated thereof, may participate in this offering and said participation may be included for purposes of fulfilling the minimum contingency.

The offering shall terminate on the earlier of (i) the date when the sale of all 3,000,000 shares is completed or (ii) one hundred and eighty (180) days from the date of this prospectus. Zion Nevada Corporation will not extend the offering period beyond one hundred and eighty (180) days from the effective date of this prospectus.

Prior to this offering, there has been no public market for Zion Nevada Corporation’s common stock.

	Number of Shares	Offering Price	Underwriting Discounts & Commissions	Proceeds to the Company
Per Share	1	$ 0.01	$ 0.00	$ 0.01
Minimum	2,000,000	$ 0.01	$ 0.00	$ 20,000
Maximum	3,000,000	$ 0.01	$ 0.00	$ 30,000

This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss of your investment. See the section titled “Risk Factors” herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. Zion Nevada Corporation may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Zion Nevada Corporation does not plan to use this offering prospectus before the effective date.

The date of this Prospectus is June 18, 2007.

PART I: INFORMATION REQUIRED IN PROSPECTUS

SUMMARY INFORMATION AND RISK FACTORS

THE COMPANY

Zion Nevada Corporation (“Company”) was incorporated in the State of Nevada on March 7, 2007.  The principal business objective of Zion Nevada Corporation is to acquire, develop and manage commercial and residential real estate properties.  The Company intends to engage in real estate projects in cooperation with strategic consultants, architects, general and sub—contractors, and other specialists on a project-by-project basis.

Zion Nevada Corporation is a development stage company that has not significantly commenced its planned principal operations. Zion Nevada Corporation operations to date have been devoted primarily to startup and development activities, which include the following:

1.

Formation of the Company;

2.

Development of the Zion Nevada Corporation business plan;

3.

Due diligence and research potential design and the construction of residential and commercial real estate projects with emphasis on value and quality.

4.

Due diligence and research on potential acquisition properties that will provide a current positive cash flow and portfolio for possible long-term appreciation.

1.

Establishing policies and procedures for either long-term leasing or short-term sale.

2.

Diversification strategies to expand geographic reach.

Zion Nevada Corporation is attempting to become operational. In order to generate revenues, Zion Nevada Corporation must address the following areas:

We plan to select land for development incorporating a multi-faceted philosophy:

1.

Internal and external demographic and marketing studies;

2.

Financial and legal reviews as to the feasibility of the proposed project;

3.

The ability to secure necessary financing and obtain required government approvals and entitlements;

4.

Environmental due diligence;

5.

Management’s judgment as to the real estate market economic trends; and

6.

Our experience in a particular market.

Since our inception on March 7, 2007 to April 30, 2007, the Company did not generate any revenues and has incurred a cumulative net loss of $12,544. The Company believes that raising $30,000 through the sale of common equity is sufficient for the company to become operational and sustain operations through the next twelve (12) months. The capital raised has been budgeted to establish our infrastructure and to become a fully reporting company. We believe that the recurring revenues from sales of services and marketing efforts will be sufficient to support ongoing operations. Unfortunately, this can be no assurance that the actual expenses incurred will not materially exceed our estimates or that cash flow from management fees and sales will be adequate to maintain our business. As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements included in the registration statement.

Zion Nevada Corporation currently has one officer and one director. This individual allocates time and personal resources to Zion Nevada Corporation on a part-time basis.

3

As of the date of this prospectus, Zion Nevada Corporation has 10,000,000 shares of $0.001 par value common stock issued and outstanding.

Zion Nevada Corporation has administrative offices located at 484 North 2070 East, Saint George, Utah 89790.

Zion Nevada Corporation’s fiscal year end is December 31.

THE OFFERING

Zion Nevada Corporation is offering on a self-underwritten basis a minimum of 2,000,000 and a maximum of 3,000,000 shares of its common stock at a price of $0.01 per share. The proceeds from the sale of the shares in this offering will be payable to “Law Offices of Harold P. Gewerter, Esq., Ltd., Escrow Agent f/b/o Zion Nevada Corporation” and will be deposited in a non-interest/minimal interest bearing bank account until the minimum offering proceeds are raised. All subscription agreements and checks are irrevocable and should be delivered to Law Offices of Harold P. Gewerter, Esq., Ltd., Esq. Failure to do so will result in checks being returned to the investor, who submitted the check. Zion Nevada Corporation trust agent, Harold P. Gewerter, Esq., Ltd., Esq., acts as legal counsel for Zion Nevada Corporation and is therefore not an independent third party.

All subscription funds will be held in trust pending the achievement of the Minimum Offering. No funds shall be released to Zion Nevada Corporation until such a time as the minimum proceeds are raised (see the section titled “Plan of Distribution” herein). Any additional proceeds received after the minimum offering is achieved will be immediately released to Zion Nevada Corporation. The offering shall terminate on the earlier of (i) the date when the sale of all 3,000,000 shares is completed or (ii) one hundred and eighty (180) days from the date of this prospectus. If the Minimum Offering is not achieved within one hundred and eighty (180) days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees. Zion Nevada Corporation will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering.

The offering price of the common stock bears no relationship to any objective criterion of value and has been arbitrarily determined. The price does not bear any relationship to Zion Nevada Corporation assets, book value, historical earnings, or net worth.

Zion Nevada Corporation will apply the proceeds from the offering to pay for accounting fees, legal and professional fees, office equipment, office supplies, research development, sales and marketing, and general working capital.

The Company has not presently secured an independent stock transfer agent. Zion Nevada Corporation has identified an agent to retain that will facilitate the processing of the certificates upon closing of the offering. Such transfer agent will be Pacific Stock Transfer Inc., 500 East Warm Springs Road, Suite 240, Las Vegas, NV 89119, having a telephone number of (702) 361-3033.

The purchase of the common stock in this offering involves a high degree of risk. The common stock offered in this prospectus is for investment purposes only and currently no market for Zion Nevada Corporation common stock exists. Please refer to the sections herein titled “Risk Factors” and “Dilution” before making an investment in this stock.

SUMMARY FINANCIAL INFORMATION

The following table sets forth summary financial data derived from Zion Nevada Corporation financial statements. The accompanying notes are an integral part of these financial statements and should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.

Statements of operations data

ZION NEVADA CORPORATION (A Development Stage Company) Statement of operations For the period from inception (March 7, 2007) to April 30, 2007

March 7, 2007
(Inception)
through
April 30, 2007
Revenues	$ -

Operating expenses
General administrative	12,544
12,544

(Loss) from operations	(12,544)

Other income (expense)
Interest income	-
Interest expense	-
-

Net (loss)	$ (12,544)

Basic and diluted loss per common share	$ 0.01

Basic and diluted weighted average
common shares outstanding	10,000,000

See Notes to Financial Statements

RISK FACTORS

Investment in the securities offered hereby involves certain risks and is suitable only for investors of substantial financial means. Prospective investors should carefully consider the following risk factors in addition to the other information contained in this prospectus, before making an investment decision concerning the common stock.

Zion Nevada Corporation’s operations depend on the efforts of Shawn Wright, the sole officer and director of Zion Nevada Corporation. Mr. Wright has no experience related to public company management, nor as a principal accounting officer.  Because of this, Mr. Wright may be unable to offer and sell the shares in this offering, develop Zion Nevada Corporation business and manage Zion Nevada Corporation public reporting requirements. Zion Nevada Corporation cannot guarantee that it will be able overcome any such obstacles.

Mr. Shawn Wright is involved in other employment opportunities and may periodically face a conflict in selecting between Zion Nevada Corporation and his other personal and professional interests. Zion Nevada Corporation has not formulated a policy for the resolution of such conflicts should they occur. If Zion Nevada Corporation loses Mr. Shawn Wright to other pursuits without a sufficient warning, Zion Nevada Corporation may consequently, go out of business.

PURCHASERS IN THIS OFFERING WILL HAVE LIMITED CONTROL OVER DECISION MAKING BECAUSE SHAWN WRIGHT, ZION NEVADA CORPORATION’S OFFICER, DIRECTOR AND SHAREHOLDER CONTROLS ALL OF ZION NEVADA CORPORATION ISSUED AND OUTSTANDING COMMON STOCK.

Presently, Shawn Wright, Zion Nevada Corporation’s Director, President, Secretary, and Treasurer beneficially own 100% of the outstanding common stock. Because of such ownership, investors in this offering will have limited control over matters requiring approval by Zion Nevada Corporation security holders, including the election of directors. Mr. Wright would retain 83.33% ownership in Zion Nevada Corporation common stock assuming the minimum amount of shares of this offering is sold. In the event the maximum offering is attained, Mr. Wright will own 76.92% of Zion Nevada Corporation outstanding common stock. Such concentrated control may also make it difficult for Zion Nevada Corporation stockholders to receive a premium for their shares of Zion Nevada Corporation common stock in the event Zion Nevada Corporation enters into transactions, which require stockholder approval. In addition, certain provisions of Nevada law could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire, control of Zion Nevada Corporation. For example, Nevada law provides that not less than two-thirds vote of the stockholders is required to remove a director for cause, which could make it more difficult for a third party to gain control of the Board of Directors. This concentration of ownership limits the power to exercise control by the minority shareholders.

INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT IF ZION NEVADA CORPORATION FAILS TO IMPLEMENT ITS BUSINESS PLAN.

Zion Nevada Corporation expects to face substantial risks, uncertainties, expenses, and difficulties because it is a development-stage company. Zion Nevada Corporation was formed in Nevada on March 7, 2007. Zion Nevada Corporation has no demonstrable operations record of substance upon which you can evaluate Zion Nevada Corporation’s business and prospects. Zion Nevada Corporation prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development. Zion Nevada Corporation cannot guarantee that it will be successful in accomplishing its objectives.

As of the date of this prospectus, Zion Nevada Corporation has had only limited start-up operations and has generated no revenues. Considering these facts, independent auditors have expressed substantial doubt about Zion Nevada Corporation’s ability to continue as a going concern in the independent auditors’ report to the financial statements included in the registration statement, of which this prospectus is a part. In addition, Zion Nevada Corporation’s lack of operating capital could negatively affect the value of its common shares and could result in the loss of your entire investment.

ZION NEVADA CORPORATION MAY NOT BE ABLE TO GENERATE REVENUES FROM MANAGEMENT FEES OR FROM SALES OF PROPERTIES.

Zion Nevada Corporation expects to earn revenues from the acquisition, development, sales and management fees associated with commercial and residential real estate properties.  In the opinion of the sole Zion Nevada Corporation officer and director, Zion Nevada Corporation reasonably believes that it will begin to generate revenues within approximately nine months from the date the minimum offering is achieved.

COMPETITORS WITH MORE RESOURCES MAY FORCE US OUT OF BUSINESS.

The development and sale of residential and commercial real estate properties is highly competitive and fragmented. The real estate business is intensely competitive in all of its phases, and we will compete with many real estate investment and development firms, including individuals, real estate investment trusts and other entities, most of which have greater financial resources. We expect competition from a variety of sources for attractive real estate investment and development opportunities.

Competition among private and institutional purchasers of real estate property has increased substantially in recent years, with resulting increases in the purchase prices paid for this property and higher fixed costs. We compete for residential and commercial sales and projects on the basis of a number of interrelated factors, including location, reputation, amenities, design, quality and price, with numerous national, regional and local builders, including some developers with greater financial resources.

The residential and commercial construction industries are cyclical and are affected by consumer confidence levels, prevailing economic conditions generally, and interest rate levels in particular. A variety of other factors affect these industries, including the availability of labor and materials and increases in the costs thereof, changes in costs associated with home and business ownership such as increases in property taxes and energy costs, changes in consumer preferences, demographic trends and the availability of and changes in mortgage financing programs.

ZION NEVADA CORPORATION MAY NOT BE ABLE TO ATTAIN PROFITABILITY WITHOUT ADDITIONAL FUNDING, WHICH MAY BE UNAVAILABLE.

Zion Nevada Corporation has limited capital resources. To date, Zion Nevada Corporation has funded its operations from limited funding and has not generated sufficient cash from operations to be profitable.  Unless Zion Nevada Corporation begins to generate sufficient revenues to finance operations as a going concern, Zion Nevada Corporation may experience liquidity and solvency problems.  Such liquidity and solvency problems may force Zion Nevada Corporation to cease operations if additional financing is not available. No known alternative resources of funds are available to Zion Nevada Corporation in the event it does not have adequate proceeds from this offering. However, Zion Nevada Corporation believes that the net proceeds of the Minimum Offering will be sufficient to satisfy the start-up and operating requirements for the next twelve months.

YOU MAY NOT BE ABLE TO SELL YOUR SHARES IN ZION NEVADA CORPORATION BECAUSE THISE IS NO PUBLIC MARKET FOR ZION NEVADA CORPORATION STOCK.

There is no public market for Zion Nevada Corporation common stock. Shawn Wright, the officer and director, currently holds all of the Zion Nevada Corporation issued and outstanding common stock. Therefore, the current and potential market for Zion Nevada Corporation common stock is limited. No market is available for investors in Zion Nevada Corporation common stock to sell their shares if the Company does not acquire listing status. Zion Nevada Corporation cannot guarantee that a meaningful trading market will develop.

If Zion Nevada Corporation stock ever becomes tradable, of which Zion Nevada Corporation cannot guarantee success, the trading price of Zion Nevada Corporation common stock could be subject to wide fluctuations in response to various events or factors, many of which are or will be beyond Exclusive Apparel’s control.  In addition, the stock market may experience extreme price and volume fluctuations, which, without a direct relationship to the operating performance, may affect the market price of Zion Nevada Corporation stock.

INVESTORS MAY HAVE DIFFICULTY LIQUIDATING THEIR INVESTMENT BECAUSE ZION NEVADA CORPORATION‘S STOCK WILL BE SUBJECT TO PENNY STOCK REGULATION.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks. The rules, in part, require broker/dealers to provide penny stock investors with increased risk disclosure documents and make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in Zion Nevada Corporation shares, thereby reducing the level of trading activity in any secondary market that may develop for Zion Nevada Corporation shares. Consequently, customers in Zion Nevada Corporation securities may find it difficult to sell their securities, if at all.

INVESTORS IN THIS OFFERING WILL BEAR A SUBSTANTIAL RISK OF LOSS DUE TO IMMEDIATE AND SUBSTANTIAL DILUTION

The principal shareholder of Zion Nevada Corporation is Shawn Wright who also serves as its Director, President, Secretary, and Treasurer.  Mr. Wright acquired 5,000,000 restricted shares of Zion Nevada Corporation common stock at a price per share of $0.001 for a $5,000.00 equity investment and acquired an additional 5,000,000 restricted shares of Zion Nevada Corporation common stock at a price per share of $0.001 for services.  Upon the sale of the common stock offered hereby, the investors in this offering will experience an immediate and substantial “dilution.”  Therefore, the investors in this offering will bear a substantial portion of the risk of loss. Additional sales of Zion Nevada Corporation common stock in the future could result in further dilution. Please refer to the section titled “Dilution” herein.

ALL OF ZION NEVADA CORPORATION‘S ISSUED AND OUTSTANDING COMMON SHARES ARE RESTRICTED UNDER RULE 144 OF THE SECURITIES ACT, AS AMENDED. WHEN THE RESTRICTION ON THESE SHARES IS LIFTED, AND THE SHARES ARE SOLD IN THE OPEN MARKET, THE PRICE OF ZION NEVADA CORPORATION COMMON STOCK COULD BE ADVERSELY AFFECTED.

All of the presently outstanding shares of common stock, aggregating 10,000,000 shares of common stock, are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. Rule 144, as amended, is an exemption that generally provides that a person who has satisfied a one year holding period for such restricted securities may sell, within any three month period (provided Zion Nevada Corporation is current in its reporting obligations under the Exchange Act), subject to certain manner of resale provisions, an amount of restricted securities which does not exceed the greater of 1% of a company’s outstanding common stock or the average weekly trading volume in such securities during the four calendar weeks prior to such sale. Zion Nevada Corporation currently has one shareholder who owns all of the 10,000,000 restricted shares or 100% of the aggregate shares of outstanding common stock. When these shares become unrestricted and available for sale, the sale of these shares by the individual, whether pursuant to Rule 144 or otherwise, may have an immediate negative effect upon the price of Zion Nevada Corporation common stock in any market that might develop.

ZION NEVADA CORPORATION IS SELLING THE SHARES OFFERED IN THIS PROSPECTUS WITHOUT AN UNDERWRITER AND MAY NOT BE ABLE TO SELL ANY OF THE SHARES OFFERED HEREIN.

Shawn Wright, Zion Nevada Corporation’s officer and director, is offering the common shares on a best-efforts basis on Zion Nevada Corporation’s behalf. There is no broker-dealer retained as an underwriter and no broker-dealer is under any obligation to purchase any common shares. There are no firm commitments to purchase any of the shares in this offering. Consequently, there is no guarantee that Zion Nevada Corporation is capable of selling all, or any, of the common shares offered hereby.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS.

This prospectus contains forward-looking statements about Zion Nevada Corporation business, financial condition, and prospects that reflect Zion Nevada Corporation management’s assumptions and beliefs based on information currently available. Zion Nevada Corporation can give no assurance that the expectations indicated by such forward-looking statements will be realized. If any of Zion Nevada Corporation assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, the actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within Zion Nevada Corporation’s control and that may have a direct bearing on operating results include, but are not limited to, prevailing economic conditions, consumer confidence levels, interest rate levels, managements’ ability to raise capital in the future, the retention of key employees and changes in the regulation of the industry in which Zion Nevada Corporation functions.

There may be other risks and circumstances that management may be unable to predict to sustain operations. When used in this prospectus, words such as, “believes,” “expects,” “intends,” “plans,” “anticipates,” “estimates” and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.

USE OF PROCEEDS

Without realizing the minimum offering proceeds, Zion Nevada Corporation will not be able to commence planned operations and implement its business plan. Please refer to the section, herein, titled “Management’s Discussion and Plan of Operation” for further information.

Zion Nevada Corporation intends to use the proceeds from this offering as follows:

	Minimum		100% of Maximum
Application of Proceeds	$	% of total	$	% of total

Total Offering Proceeds	20,000	100.00	30,000	100.00

Offering Expenses
Legal & Professional Fees	500	2.50	500	1.67
Accounting Fees	2,500	12.50	2,500	8.33
Blue-sky fees	750	3.75	750	2.50
Total Offering Expenses	3,750	18.75	3,750	12.50

Net Proceeds from Offering	16,250	81.25	26,250	87.50

Use of Net Proceeds
Accounting Fees	2,500	12.50	2,500	8.33
Legal and Professional Fees	2,000	10.00	2,000	6.67
Office Equipment and Furniture	0	0.00	1,250	4.17
Office Supplies	250	1.25	500	1.67
Research Development [1]	3,500	17.50	8,000	26.67
Salaries	0	0.00	0	0.00
Sales and Marketing	6,000	30.00	9,000	30.00
Working Capital [2]	2,000	10.00	3,000	10.00
Total Use of Net Proceeds	16,250	81.25	26,250	87.50

Total Use of Proceeds	20,000	100.00	30,000	100.00

Notes:

1 The category of Research Development includes, but is not limited to due diligence, financial analysis, and environmental assessments for proposed properties.

2 The category of General Working Capital may include, but not be limited to, postage, telephone services, overnight delivery services and other general operating expenses.

DETERMINATION OF OFFERING PRICE

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to Zion Nevada Corporation’s assets, book value, historical earnings, or net worth. In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the likelihood of acceptance of this offering.

DILUTION

“Dilution” represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering. “Net Book Value” is the amount that results from subtracting total liabilities from total assets. In this offering, the level of dilution is increased as a result of the relatively low book value of Zion Nevada Corporation’s issued and outstanding stock. This is due in part because of the common stock issued to the Zion Nevada Corporation officer, director, and employee totaling 10,000,000 shares at par value $0.001 per share versus the current offering price of $0.01 per share. Please refer to the section titled “Certain Transactions”, herein, for more information. Zion Nevada Corporation net book value on April 30, 2007 was $(2,544). Assuming all 3,000,000 shares offered are sold, and in effect Zion Nevada Corporation receive the maximum estimated proceeds of this offering from shareholders, Zion Nevada Corporation net book value will be approximately $0.0003 per share. Therefore, any investor will incur an immediate and substantial dilution of approximately $0.0079 per share while the Zion Nevada Corporation  present stockholder will receive an increase of $0.0051 per share in the net tangible book value of the shares that he holds. This will result in a 79.00% dilution for purchasers of stock in this offering.

In the event that the minimum offering of 2,000,000 shares is achieved, Zion Nevada Corporation net book value will be approximately $0.0013 per share. Therefore, any investor will incur an immediate and substantial dilution of approximately $0.0087 per share while the Zion Nevada Corporation present stockholder will receive an increase of $0.0016 per share in the net tangible book value of the shares he holds. This will result in an 87.00% dilution for purchasers of stock in this offering.

The following table illustrates the dilution to the purchaser of the common stock in this offering. This table represents a comparison of the various prices paid by the individual who purchased shares in Zion Nevada Corporation previously:

	Minimum	Maximum
	Offering	Offering

Book Value Per Share Before the Offering	$ (0.0003)	$ (0.0003)

Book Value Per Share After the Offering	$ 0.0013	$ 0.0021

Net Increase to Original Shareholders	$ 0.0016	$ 0.0051

Decrease in Investment to New Shareholders	$ 0.0087	$ 0.0079

Dilution to New Shareholders (%)	87.00%	79.00%

PLAN OF DISTRIBUTION

The Company will use the efforts of Shawn Wright, the sole officer and director of the Company, to conduct this offering on a best efforts basis. Potential investors include, but are not limited to, family, friends, and acquaintances of Mr. Wright. The intended methods of communication include, without limitation, telephone, and personal contact.  In his endeavors to sell this offering, Mr. Wright does not intend to use any mass-advertising methods such as the Internet or print media.

Funds received by Mr. Wright in connection with the sales of Zion Nevada Corporation securities will immediately be forwarded into a trust account until the minimum sales threshold is reached.  There can be no assurance that all, or any, of the shares will be sold.

Mr. Wright will not receive commissions for any sales originated on Zion Nevada Corporation’s behalf.  Zion Nevada Corporation believes that Mr. Wright is exempt from registration as a broker under the provisions of Rule 3a4-1 promulgated under the Securities Exchange Act of 1934. In particular, Mr. Shawn Wright:

1.

Is not subject to a statutory disqualification, as that term is defined in Section 3(a)39 of the Act; and

2.

Is not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3.

Is not an associated person of a broker or dealer; and

4.

Meets the conditions of the following:

a.

Primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and

b.

Was not a broker or dealer, or associated persons of a broker or dealer, within the preceding 12 months; and

c.

Did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)4(i) or (a)4(iii) of this section, except that for securities issued pursuant to rule 415 under the Securities Act of 1933, the 12 months shall begin with the last sale of any security included within one rule 415 registration.

Officers and directors of the issuer and affiliated thereof, may participate in this offering and said participation may be included for purposes of fulfilling the minimum contingency.

There can be no assurance that all, or any, of the shares will be sold. As of the date of this Prospectus, Zion Nevada Corporation has not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent. However, if Zion Nevada Corporation were to enter into such arrangements, Zion Nevada Corporation will file a post effective amendment to disclose those arrangements because any broker/dealer participating in the offering would be acting as an underwriter and would have to be so named in the prospectus.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which Zion Nevada Corporation has complied. The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available. As of the date of this Prospectus, Zion Nevada Corporation has not identified the specific states where the offering will be sold. Zion Nevada Corporation will file a pre-effective amendment indicating which state(s) the securities are to be sold pursuant to this registration statement.

The proceeds from the sale of the shares in this offering will be payable to Law Offices of Harold P. Gewerter, Esq., Ltd., Escrow Agent f/b/o Zion Nevada Corporation (“Trust Account”) and will be deposited in a non-interest/minimal interest bearing bank account until the minimum offering proceeds are raised. All subscription agreements and checks are irrevocable and should be delivered to Law Offices of Harold P. Gewerter, Esq., Ltd.  Failure to do so will result in checks being returned to the investor, who submitted the check. All subscription funds will be held in the Trust Account pending achievement of the Minimum Offering and no funds shall be released to Zion Nevada Corporation until such a time as the minimum proceeds are raised. The trust agent will continue to receive funds and perform additional disbursements until either the Maximum Offering is achieved or a period of one hundred and eighty (180) days from the effective date of this offering expires, whichever event first occurs. Thereafter this agreement shall terminate. If the Minimum Offering is not achieved within one hundred and eighty (180) days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees. The fee of the Trust Agent is $500.00. (See Exhibit 99(a)).

Investors can purchase common stock in this offering by completing a Subscription Agreement (attached hereto as Exhibit 99(b)) and sending it together with payment in full to Law Offices of Harold P. Gewerter, Esq., Ltd., 5440 W. Sahara Avenue, Third Floor, Las Vegas, Nevada 89146. All payments are required in the form of United States currency either by personal check, bank draft, or by cashiers check. There is no minimum subscription requirement. All subscription agreements and checks are irrevocable. Zion Nevada Corporation reserves the right to either accept or reject any subscription. Any subscription rejected within this 30-day period will be returned to the subscriber within five business days of the rejection date. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once Zion Nevada Corporation accepts a subscription, the subscriber cannot withdraw the subscription.

LEGAL PROCEEDINGS

Zion Nevada Corporation’s officers and directors have not been convicted in a criminal proceeding.

Zion Nevada Corporation’s officers and directors have not been permanently or temporarily enjoined, barred, suspended, or otherwise limited from involvement in any type of business, securities, or banking activities.

Zion Nevada Corporation’s officers and directors have not been convicted of violating any federal or state securities or commodities law.

There are no known pending legal or administrative proceedings against Zion Nevada Corporation.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors are elected by the stockholders to a term of one year and serve until a successor is elected and qualified. Officers are appointed by the Board of Directors to a term of one year and serve until a successor is duly elected and qualified, or until removed from office. Boards of Directors have no nominating, auditing or compensation committees.

The following table sets forth certain information regarding Zion Nevada Corporation executive officers and directors as of the date of this prospectus:

Name	Age	Position	Period of Service(1)
Shawn Wright (2)	38	President, CEO, CFO, CAO, Treasurer, Secretary, and Director	February 2007 - February 2008

Notes:

1 Zion Nevada Corporation directors will hold office until the next annual meeting of the stockholders, which shall be held in March of 2008, and until successors have been elected and qualified. At the present, the Zion Nevada Corporation officers were appointed by the Zion Nevada Corporation directors and will hold office until they resign or are removed from office.

2 Shawn Wright has obligations to entities other than Zion Nevada Corporation.  Zion Nevada Corporation expects Mr. Wright to spend approximately 10-20 hours per week on Zion Nevada Corporation business affairs.  At the date of this prospectus, Zion Nevada Corporation is not engaged in any transactions, either directly or indirectly, with any persons or organizations considered promoters.

BACKGROUND OF DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

Shawn Wright, President, Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Secretary, Treasurer, and Director:

Mr. Wright has 17 years of experience in the construction, development, and property management industries. From December 1998 to June 2003, Mr. Wright was the President of Wright Masonry. Since December 2001 through the present, he has been overseeing the real estate acquisition and development operations of Zion Development Corporation.

Mr. Wright has expertise scheduling and tracking construction projects, bidding on contracts, managing personnel and payroll, and overseeing jobs. Mr. Wright also worked with civil engineers and city inspectors in relation to those construction jobs, met with owners and vendors, and managed contracts.

Mr. Wright currently holds a Utah Contractors License in Masonry. He is also experienced in ownership and operation of commercial for-lease properties, and the acquisition and disposition of real estate properties. During the beginning of his career, Mr. Wright attended several courses related to the industry at Southern Utah University, specializing in Architecture and Drafting.

BOARD COMMITTEES

Zion Nevada Corporation has not yet implemented any board committees as of the date of this prospectus.

DIRECTORS

Zion Nevada Corporation has authorized a maximum of seven (7) directors. However, in no event may Zion Nevada Corporation have less than one director. Although Zion Nevada Corporation anticipates appointing additional directors, Zion Nevada Corporation has not identified any such person.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the date of this offering with respect to the beneficial ownership of Zion Nevada Corporation common stock by all persons known by Zion Nevada Corporation to be beneficial owners of more than 5% of any such outstanding classes. The table includes each director and executive officer, and by all officers and directors as a group. Unless otherwise specified, the named beneficial owner has, to Zion Nevada Corporation knowledge, either sole or majority voting and investment power.

			Percent of Class
Title Of Class	Name, Title and Address of Beneficial Owner of Shares(1)	Amount of Beneficial Ownership(2)	Before Offering	After Offering(3)
Common	Shawn Wright, President, CEO, CFO, CAO, Secretary, Treasurer, and Director	10,000,000	100.00%	76.90%

	All Directors and Officers as a group (1 person)	10,000,000	100.00%	76.90%

Footnotes

1 The address of each executive officer and director is c/o Zion Nevada Corporation, 484 North 2070 East, Saint George, Utah 84790.

2 As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).

3 Assumes the sale of the maximum amount of this offering (3,000,000 shares of common stock) by Zion Nevada Corporation. The aggregate amount of shares to be issued and outstanding after the offering is 13,000,000.

DESCRIPTION OF SECURITIES

Zion Nevada Corporation’s authorized capital stock consists of 75,000,000 shares of common stock, with a par value of $0.001 per share.

The holders of our common stock:

1.

Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors;

2.

Are entitled to share ratably in all of assets available for distribution to holders of common stock upon liquidation, dissolution, or winding up of corporate affairs;

3.

Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

4.

Are entitled to one vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non assessable.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system). The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules; the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in Zion Nevada Corporation shares, reducing the level of trading activity in any secondary market that may develop for Zion Nevada Corporation shares, and accordingly, customers in Zion Nevada Corporation securities may find it difficult to sell their securities, if at all.

Zion Nevada Corporation has no current plans to neither issue any preferred stock nor adopt any series, preferences, or other classification of preferred stock. The Board of Directors is authorized to (i) provide for the issuance of shares of the authorized preferred stock in series and (ii) by filing a certificate pursuant to the laws of Nevada, to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, all without any further vote or action by the stockholders. Any shares of issued preferred stock would have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring, or preventing a change in control of the company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of stockholders, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that potentially some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The Board of Directors does not at present intend to seek shareholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules.

PREFERRED STOCK

Zion Nevada Corporation has not authorized the issuance of preferred stock.

PREEMPTIVE RIGHTS

No holder of any shares of Zion Nevada Corporation stock has preemptive or preferential rights to acquire or subscribe for any shares not issued of any class of stock or any unauthorized securities convertible into or carrying any right, option, or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

NON-CUMULATIVE VOTING

Holders of Zion Nevada Corporation common stock do not have cumulative voting rights. Cumulative voting rights are described as holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of Zion Nevada Corporation directors.

CASH DIVIDENDS

As of the date of this prospectus, Zion Nevada Corporation has not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of the Board of Directors and will depend upon earnings, if any, capital requirements and financial position, general economic conditions, and other pertinent conditions. Zion Nevada Corporation does not intend to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in business operations.

REPORTS

After this offering, Zion Nevada Corporation will furnish its shareholders with annual financial reports certified by independent accountants, and may, at its discretion, furnish unaudited quarterly financial reports.

INTEREST OF NAMED EXPERTS AND COUNSEL

None.

DISCLOSURE OF COMMISSION POSITION OF

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Bylaws and certain statutes provide for the indemnification of a present or former director or officer. Please refer to the section herein titled “Indemnification of Directors and Officers.”

THE SECURITIES AND EXCHANGE COMMISSION’S POLICY ON INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the company pursuant to any provisions contained in its Articles of Incorporation, Bylaws, or otherwise, Zion Nevada Corporation has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Zion Nevada Corporation of expenses incurred or paid by a director, officer or controlling person of Zion Nevada Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Zion Nevada Corporation will, unless in the opinion of Zion Nevada Corporation legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ORGANIZATION WITHIN LAST FIVE YEARS

Zion Nevada Corporation was incorporated in the State of Nevada on March 7, 2007.

Please see the section titled “Recent Sales of Unregistered Securities” herein for capitalization history.

DESCRIPTION OF BUSINESS

BUSINESS DEVELOPMENT AND SUMMARY

Zion Nevada Corporation incorporated in the State of Nevada on March 7, 2007 under the same name. Since inception, Zion Nevada Corporation has not generated revenues and has accumulated losses in the amount of $(12,544) as of April 30, 2007. Zion Nevada Corporation has never been party to any bankruptcy, receivership or similar proceeding, nor have it undergone any material reclassification, merger, consolidation, purchase or sale of a significant amount of assets not in the ordinary course of business.

Zion Nevada Corporation has yet to commence planned operations to any significant measure. As of the date of this Registration Statement, Zion Nevada Corporation has had only limited start-up operations and has not generated revenues. The Company will not be profitable until it derives sufficient revenues and cash flows from management fees and the sales of properties.  Zion Nevada Corporation believes that, if it obtains the minimum proceeds from this offering, it will be able to implement the business plan and conduct business pursuant to the business plan for the next six months.

Zion Nevada Corporation’s administrative office is located at 484 North 2070 East, Saint George, Utah 84790.

Zion Nevada Corporation’s fiscal year end is December 31.

DESCRIPTION OF BUSINESS

Business Overview

Business Development and Summary

The principal business objective of Zion Nevada Corporation is to acquire, develop and manage commercial and residential real estate properties.  The Company intends to engage in real estate projects in cooperation with strategic consultants, architects, general and sub-contractors, and other specialists on a project-by-project basis.

We plan to provide our customers with quality, reasonably priced residential and commercial real estate that exceeds their expectations. To achieve this objective, we have developed a business strategy that consists of the following key elements:

1.

Design and construction of residential and commercial real estate projects with a strong emphasis on value and quality;

2.

Diversification of operations by expanding our geographic reach;

3.

Acquire and operate properties to generate current positive cash flow while holding said properties for possible long-term appreciation; and

4.

Develop selected properties for either long-term leasing or short-term sale.

Business of Issuer:

(1)

Principal Products and Principal Markets

We plan to select land for development based upon a variety of factors, including:

1.

Internal and external demographic and marketing studies;

1.

Financial and legal reviews as to the feasibility of the proposed project;

2.

The ability to secure necessary financing and obtain required government approvals and entitlements;

3.

Environmental due diligence;

4.

Management’s judgment as to the real estate market economic trends; and

5.

Our experience in a particular market.

To date, we have not conducted demographic studies, but the Company has conducted financial analyses on targeted properties. We have not had any legal or environmental assessments prepared, to date.

We expect to generally utilize option or land purchase agreements to obtain control of desired parcels of land. Our option and land purchase agreements will typically be subject to numerous conditions, including our ability to obtain any necessary governmental approvals. During the contingency period, we also will need to confirm the availability of utilities, complete our marketing feasibility studies, verify site and construction costs, review and approve soil and environmental reports and arrange for project financing, if necessary. The use of option or land purchase agreements may increase the price of land that we may eventually acquire, but significantly reduces the risk. We expect to have the ability to extend many of these options for varying periods of time, in some cases by the payment of an additional deposit and in some cases without an additional payment. Often, the down payment on the agreement will be returned to us if all approvals are not obtained, although pre— development costs may not be recoverable.

Commercial Properties

We are seeking to purchase and/or develop commercial properties that can be leased to financially sound tenants on terms that will provide sufficient cash flow to meet or exceed requirements for related mortgage amortization and operating expenses. When circumstances warrant, in the opinion of management, we may seek to realize appreciation in value by selling a property in order to use the capital for opportunities with greater potential financial return or directly exchanging the property for another property management believes will offer a greater potential financial return. In other circumstances, we may refinance a property to realize a portion of the appreciated value while retaining the property for potential additional appreciation.

Residential Homes

We are seeking to maximize customer satisfaction by offering homes both for sale and to lessees, depending on the circumstances of each unique property we acquire. These homes are expected to incorporate quality materials, distinctive design features, convenient locations and competitive prices. In addition, we seek to customize our homes to individual homebuyers through the use of design options and upgrades. We believe that through the increased sale of options and upgrades we can improve both the value of our homes to our customers and our profit margins.

Properties Requiring Renovation

Within the next approximately 12 months, we plan to identify and acquire unimproved or improved properties with renovation potential that our management believes may be able to generate any positive cash flow after consideration of all property costs, renovation costs and financing expenses. In some instances, we may acquire and hold unimproved properties for future development where the initial acquisition and holding costs are warranted, in the opinion of management, in view of the projected development potential.

Construction

Zion will hire the general contractor for each of our future construction projects. We plan to develop properties as our operations and cash flows permit. Once development has been completed, we will seek a purchaser or lessee for the property. Our project development operations will be controlled by employees who supervise the construction of each project, coordinate the activities of subcontractors and suppliers with specificity that only quality durable materials be used in the construction of our properties, subject their work to quality and cost controls and assure compliance with zoning and building codes. Our subcontractors will follow design plans prepared by either our client or Zion that reflect any applicable local influences, requirements and or conditions. We plan to typically engage and retain our subcontractors on a project-by-project basis to complete construction at a fixed price. Agreements with subcontractors and materials suppliers will generally be entered into after competitive bidding. Zion does not currently, nor does management plan to establish any long-term contractual commitments with any subcontractors or suppliers. In connection with the competitive bid process, we will obtain information from prospective subcontractors and vendors with respect to their financial condition and ability to perform the agreements they enter into with Zion.

Diversification of Operations by Expanding the Geographic Reach

Our strategy is dependent upon maintaining a competitive position in our current targeted markets, which include Southern Utah, including Cedar City and St. George, and Southern Nevada, including Las Vegas and Henderson. We plan to acquire properties in these markets, and to enter into the California and Arizona markets, if our operations permit. Real estate markets are cyclical and cycles depend, in part, on local and regional conditions, we believe that by operating in multiple geographic markets, we will be less subject to the effects of local and regional economic cycles.

Our geographical expansion will create additional expenses, including but not limited to, rent for office space in the new market area, utilities and office expenses for that space, salaries or consulting fees for additional experienced personnel, property inspection costs, appraisal and legal expenses related to investment property in the new market area, option or deposit expenses and due diligence expenses.

(2)

Distribution methods for our products

Our objective is to provide our customers with residential and commercial property that incorporates quality and value while seeking to maximize our return on invested capital. To achieve this objective, we have developed a strategy, which focuses on the following elements:

Marketing Strategy

We believe that building awareness of the Zion Development Corporation brand is important in expanding our customer base. We plan to make use of advertising and other promotional activities, including brochures, direct mail and the placement of strategically located signboards within the immediate areas of our developments. We intend to advertise to effectively market and lease our properties. Our marketing strategy will be focused at the property level to effectively sell, market, or lease our particular real estate properties.

Develop New Relationships

In the event we have property for sale, we plan to enter into a listing agreement with a real estate brokerage firm to sell our properties. The brokerage company will list our property for sale through the local computer network of real estate agents, show the property to potential buyers and prepare the necessary contract paperwork with the buyers. We expect that it will cost us not greater than 6% of the sales price of the home for this service. We will also plan to provide potential buyers with a list of local lenders that offer products to assist those potential buyers with obtaining a loan to finance the purchase of our property. No steps have been taken to date to enter any of these relationships.

(3)

Status of any announced new products

We have not created any new products, nor do we plan to create any new products for the foreseeable future.

(4)

Industry background

The Residential Development Industry

The residential home building industry, which includes the development of residential real estate projects, has three primary components:

1.

Land acquisition;

2.

Land development; and

3.

Home construction and sales.

We believe that there is considerable overlap among those who participate in one or more of these components. Investors purchase undeveloped or underutilized real estate with a view to realizing appreciation in value as a result of urban or suburban growth but such investors usually do not engage in development activities. Developers and residential dwelling contractors, such as Zion, typically purchase real property which is usually unimproved and unplatted but is appropriately zoned for development, and such entities develop such property into subdivisions containing platted, semi-finished or finished lots for sale to home builders. In some instances, developers also engage in residential home construction.

We plan to acquire properly zoned real estate for further development and construct residential units thereon and also build residential units in subdivisions containing fully developed lots ready for residential home construction.

Within the home construction and sales component of the industry, there are six major activities:

1.

Building custom homes;

2.

Building production homes;

3.

Building townhomes;

4.

Building condominiums;

5.

Building apartments; and

6.

Remodeling.

We will concentrate our residential construction activities on the construction of single-family custom homes in the medium price range. We expect the average cost of building a home in this range to be between $200,000 and $500,000 and its expected selling price to be between $300,000 and $750,000.

The Commercial Development Industry

According to the Urban Land Institute’s (DLI) mid-year Real Estate Forecast, although the U.S. economy appears to be recovering from the mild recession, most sectors of real estate will continue to feel the pinch.  The lack of job growth has been the single most damaging factor affecting the industry, the study says. “Negative job growth and a rising unemployment rate have greatly undermined both consumer confidence and the demand for real estate, especially office space, but industrial, retail, hotel and apartment properties as well,” the forecast says.

Forty-nine percent of the respondents to ULI’s forecast survey expect the profitability of real estate firms to be “good to excellent”.  Eleven percent are expecting profitability to range between modestly poor and abysmal. The ULI forecast projects strongest profits among real estate services firms, followed by financial services/institutional investors, residential or resort developers, private real estate operating firms and developers, public real estate operating companies, and lastly, real estate investment trusts.

According to the forecast, development prospects will be strongest for housing in general: it ranks master-planned communities, middle-income detached housing, and infill housing as having the most potential. Urban mixed-use properties, mixed use town centers and attached housing are also expected to offer modestly good prospects. Offering the least potential is upscale/luxury hotels; followed (in order) by downtown office space, high-rise suburban office space, resort hotels, mid-price/economy hotels, regional malls and low-rise suburban office space.

Low and middle income multifamily rental properties are expected to be the top performers in terms of rent increases over the next 12 months, followed by neighborhood/community shopping centers and warehouse industrial properties. However, even with the top ranking, these property types will see only fair prospects for increases, the forecast predicts. Luxury hotels, high—rise suburban office properties, resort hotels and downtown office space have the poorest prospects in the forecast, offering few opportunities for rent increases.

The retail sector appears the least affected by the weakened status for the commercial real estate industry, primarily because “the prospects for attractive rent increases were not particularly favorable last year and have not changed much since,” the forecast says. The for-sale housing sector is expected to fare much better than the commercial side, with infill housing and middle-income detached homes experiencing fair to strong price increases.

Based on this report, our business market, customer demand and environment appears down compared to prior years. In consideration of this, our company may have a difficult time finding purchasers or lessees for our properties, as well as competing in a tighter economy.

Competition

The development and sale of residential and commercial real estate properties is highly competitive and fragmented. The real estate business is intensely competitive in all of its phases, and we will compete with many real estate investment and development firms, including individuals, real estate investment trusts and other entities, most of which have greater financial resources. We expect competition from a variety of sources for attractive real estate investment and development opportunities.

Competition among private and institutional purchasers of real estate property has increased substantially in recent years, with resulting increases in the purchase prices paid for this property and higher fixed costs. We compete for residential and commercial sales and projects on the basis of a number of interrelated factors, including location, reputation, amenities, design, quality and price, with numerous national, regional and local builders, including some developers with greater financial resources.

The residential and commercial construction industries are cyclical and are affected by consumer confidence levels, prevailing economic conditions generally, and interest rate levels in particular. A variety of other factors affect these industries, including the availability of labor and materials and increases in the costs thereof, changes in costs associated with home and business ownership such as increases in property taxes and energy costs, changes in consumer preferences, demographic trends and the availability of and changes in mortgage financing programs.

(5)

Raw materials and suppliers

We do not plan to maintain significant inventories of construction materials except for those materials that will be utilized for buildings under construction. There are numerous suppliers of raw materials and services available to us, and such materials and services have been and continue to be readily available. Material prices may fluctuate, however, due to various factors, including demand or supply shortages which may be beyond the control of our vendors. From time to time we may enter into regional and national supply contracts with certain vendors. We do not foresee any relationship issues with our future suppliers and subcontractors.

(6)

Regulation

We are subject to various local, state and federal statutes, ordinances, rules and regulations concerning zoning, building design, construction and similar matters, including local regulations, which impose restrictive zoning and density requirements in order to limit the number of homes that can eventually be built within the boundaries of a particular locality. In the Southern Nevada and Southern Utah markets, increased open space requirements have been put into effect by the planning commissions in an effort to increase the size of lots, and increase park space available in creating a subdivision or land plan. This change in regulation ultimately decreases the number of building lots yielded from a potential property, thereby increasing the cost of each lot. This cost must ultimately be passed on to a potential buyer, or our potential profit will be diminished.

In addition, we are subject to various licensing, registration and filing requirements in connection with the construction, advertisement and sale of homes in our communities in the states and localities in which we operate. We may also be subject to periodic delays or may be precluded entirely from developing communities due to building moratoriums in the areas in which we operate. Generally, such moratoriums relate to insufficient water or sewage facilities, or inadequate road capacity.

In order to secure certain approvals, we may have to provide affordable housing at below market rental or sales prices. The impact on us will depend on how the various state and local governments in the areas in which we engage, or intend to engage, in development implement their programs for affordable housing. To date, these restrictions have not had a material impact on us, nor do we expect these restrictions to materially affect our operations in the near future.

Under various federal, state, and local laws and regulations, an owner of real estate is liable for the costs of removal or remediation of certain hazardous substances on its property. Such laws often impose liability without regard to whether the owner knew of, or was responsible for, the presence of hazardous substances. The costs of remediation or removal may be substantial, and the presence of the hazardous substances, or the failure to promptly remediate them, may adversely affect the owner’s ability to sell the real estate or to borrow using the real estate as collateral. In connection with our future ownership and operations of these properties, we may be potentially liable for the costs of removal or remediation of hazardous substances.

Our commercial properties will be subject to the American Disabilities Act (ADA). Under the ADA, all places of public accommodation are required to comply with certain federal requirements related to access and use by disabled persons. The ADA has separate compliance requirements for public accommodations and commercial facilities but generally requires that buildings and services (including restaurants and retail stores) be made accessible and available to people with disabilities. The ADA requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties, or, in some cases, an award of damages.

(7)

Effect of existing or probable government regulations

We believe that we will be able to comply in all material respects with the laws and regulations governing the industry, and that such laws will not have a material effect on our operations. However, various federal and state agencies may propose new legislation that may adversely affect our business, financial condition and results of operations. We are not aware of any probable government regulations that may adversely affect our business.

(8)

Research and development activities

Zion has not performed any research and development activities since inception, nor have we incurred any Research and Development expenses.

Need For Government Approval

We believe that we will be able to comply in all material respects with the laws and regulations governing the industry, and that such laws will not have a material effect on our operations.  However, various federal and state agencies may propose new legislation that may adversely affect our business, financial condition and results of operations.  We are not aware of any probable government regulations that may affect our business.

Number of Total Employees and Number of Full Time Employees

Zion Nevada Corporation is currently in the development stage.  During this development period, Zion Nevada Corporation plans to rely exclusively on the services of Shawn Wright, the officer and director, to establish business operations and perform or supervise the business requirements at this time.  Zion Nevada Corporation believes that its operations are currently on a small scale and that they are manageable by the individual.  There are no full-time employees and only one part-time employee.  Mr. Wright’s responsibilities are mainly due diligence on the targeted acquisition, development and management of commercial and real estate properties.  At this time, Zion Nevada Corporation operations are minimal.

REPORTS TO SECURITY HOLDERS

1.

After this offering, Zion Nevada Corporation will furnish shareholders with audited annual financial reports certified by independent accountants, and may, in its discretion, furnish unaudited quarterly financial reports.

2.

After this offering, Zion Nevada Corporation will file periodic and current reports with the Securities and Exchange Commission as required to maintain the fully reporting status.

3.

The public may read and copy any materials Zion Nevada Corporation files with the SEC at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Zion Nevada Corporation SEC filings will also be available on the SEC’s Internet site. The address of that site is: http://www.sec.gov

MANAGEMENT’S DISCUSSION AND PLAN OF OPERATION

This section must be read in conjunction with the Audited Financial Statements included in this prospectus.

PLAN OF OPERATION

Zion Nevada Corporation was incorporated on March 7, 2007.  Zion Nevada Corporation has generated no revenue as of April 30, 2006 resulting in net losses of $12,544 since inception.  The loss is attributable to general and administrative expenses.

Since incorporation, Zion Nevada Corporation has financed its operations through minimal business activity.

To date, Zion Nevada Corporation has not implemented fully planned principal operations. Presently, Zion Nevada Corporation is attempting to secure sufficient monetary assets to increase operations. Zion Nevada Corporation cannot assure any investor that it will be able to enter into sufficient business operations adequate to insure continued operations.

Below is an illustration of the financing needs and anticipated sources of funds for the elements of Zion Nevada Corporation’s business plan that constitute top priorities.  Each material event or milestone listed below will be required until the Company generates adequate revenue.

1.

Design and construction of residential and commercial real estate projects with a strong emphasis on value and quality;

2.

Diversification of operations by expanding our geographic reach;

3.

Acquire and operate properties to generate current positive cash flow while holding said properties for possible long-term appreciation; and

4.

Develop selected properties for either long-term leasing or short-term sale.

Zion Nevada Corporation’s ability to fully commence operations is entirely dependent upon the proceeds to be raised in this offering. Depending on the outcome of this offering, Zion Nevada Corporation plans to choose one of the following courses:

Plan 1: Minimum offering. If only the minimum of $20,000 is raised in this offering, Zion Nevada Corporation will immediately begin to implement the aforementioned plans to generate business sufficient to maintain ongoing operations.  This entails deriving sufficient revenue from the licensing and distribution of recorded music to sustain operations and position the Company for growth.

Zion Nevada Corporation has not allocated any funds for office equipment and furniture. Mr. Shawn Wright, the Companies sole officer and director has offered the use of his personal office equipment and furniture.

Zion Nevada Corporation has allocated $250 for office supplies. Office supplies consist of mailing expenses, copying expenses, paper, general desk supplies, etc.

Zion Nevada Corporation has budgeted $3,500 for research development.  Research development includes, but is not limited to due diligence, financial analysis, and environmental assessments for proposed properties.

Zion Nevada Corporation has allocated $6,000 for sales and marketing, specifically for a frugal advertising campaign. The company plans to produce professional quality four-color promotional brochures and direct mailings in an effort to build Zion Development Corporation branding.

Zion Nevada Corporation has allocated $2,000 for general working capital to cover any shortfalls in the categories listed above. This allocation of funds will satisfy travel expenses, postage, telephones, overnight delivery services, and other general operating expenses. Funds may also be available to take advantage of any other related business opportunities that arise during the course of business operations.

Zion Nevada Corporation believes it will be able to execute the business plan adequately and commence operations as a going concern once the minimum proceeds from this offering are secured. Zion Nevada Corporation does not expect to generate any significant revenue in the first nine months of operation from the date the Company secures first funds are received from this offering.

Any line item amounts not expended completely shall be held in reserve as working capital, subject to reallocation to other line items expenditures as required for ongoing operations.

Plan 2: Maximum offering. In the event the maximum amount of $30,000 is raised, Zion Nevada Corporation still does not expect to generate revenue in the first nine months of operation from the date the first funds are received from trust. Under Plan 2, management will supplement the activities addressed in Plan 1, as delineated above.

Zion Nevada Corporation plans to purchase a computer, printer, and related programs totaling $1,250.

The allocation for office supplies increases to $500 and remains consistent with minimum proceeds placement.

Zion Nevada Corporation has allocated $8,000 to research development in the event the Company receives the maximum amount of proceeds from the placement   Funds will enable the company to expand its scope of due diligence, financial analysis, and environmental assessments for proposed properties.

The allocation for sales and marketing increases to $9,000 to support expanding the scope of the Companies branding campaign.

The allocation for working capital increases to $3,000 allowing for financial support of any areas with growth potential.

Any line item amounts not expended completely shall be held in reserve as working capital, subject to reallocation to other line items expenditures as required for ongoing operation.

Regardless of the ultimate outcome and subsequent plan implemented, Zion Nevada Corporation has budgeted for certain expenditures that it expects to incur.  Zion Nevada Corporation expects accounting fees to be a minimum of $5,000 for the first full year including reviewed financial statements for quarterly reports and audited financial statements for the year ended December 31, 2007.  All statements are to be filed in applicable periodic reports with the SEC in accordance with Item 310 of Regulation S-B. Legal and professional fees are expected to aggregate $2,500 for the first full year.  The allocation will also cover general legal fees, as well as ongoing Edgar conversion costs and various other professional services performed in relation to the anticipated ongoing reporting requirements of a public reporting company.  All use of proceeds figures represent management’s best estimates and are not expected to vary significantly.  However, in the event Zion Nevada Corporation incurs or expects to incur expenses materially outside of these estimates, Zion Nevada Corporation intends to file an amended registration statement, of which this prospectus is a part of, disclosing the changes and the reasons for any revisions.

Zion Nevada Corporation’s ability to commence operations is entirely dependent upon the proceeds raised in this offering. If Zion Nevada Corporation does not raise at least the minimum offering amount, it will be unable to establish a base of operations, without which it will be unable to begin to generate any revenues. The realization of sales revenues in the next twelve months is important in the execution of the plan of operations.  However, Zion Nevada Corporation cannot guarantee that it will generate such growth. If Zion Nevada Corporation does not produce sufficient cash flow to support Zion Nevada Corporation operations over the next twelve months, Zion Nevada Corporation may need to raise additional capital by issuing capital stock in exchange for cash in order to continue as a going concern. There are no formal or informal agreements to attain such financing. Zion Nevada Corporation cannot assure any investor that, if needed, sufficient financing can be obtained or, if obtained, that it will be on reasonable terms. Without realization of additional capital, it would be unlikely for operations to continue.

Zion Nevada Corporation management does not expect to incur significant research and development costs.

Zion Nevada Corporation does not own any significant plant that it would seek to sell in the near future.

Zion Nevada Corporation management does not anticipate the need to hire employees over the next 12 months, with the possible exception of a Property Manager and research development assistance and support.  Additional personnel will only be justified should business develop of a sufficient nature to necessitate such expenditure.  Currently, Zion Nevada Corporation believes the services provided by its officer and director appears sufficient at this time.  Zion Nevada Corporation believes that its operations are currently on a small scale that is manageable by one individual at the present.

Zion Nevada Corporation has not paid for expenses on behalf of any director.  Additionally, Zion Nevada Corporation believes that this fact shall not materially change unless warranted in the course of business.

Zion Nevada Corporation has no plans to seek a business combination with another entity in the foreseeable future.

OFF-BALANCE SHEET ARRANGEMENTS

Zion Nevada Corporation does not have any off-balance sheet arrangements.

DESCRIPTION OF PROPERTY

Zion Nevada Corporation uses an administrative office located at 484 North 2070 East, Saint George, Utah 84790. Mr. Shawn Wright, the sole officer and director of the Company provides the office space free of charge and no lease exists. There are currently no proposed programs for the renovation, improvement or development of the facilities currently use.

Zion Nevada Corporation management does not currently have policies regarding the acquisition or sale of real estate assets primarily for possible capital gain or primarily for income. Zion Nevada Corporation does not presently hold any investments or interests in real estate, investments in real estate mortgages or securities of or interests in persons primarily engaged in real estate activities.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On February 12, 2006 Shawn Wright, President, Secretary, Treasurer, and Director, received 5,000,000 shares of Zion Nevada Corporation common stock, par value $0.001 per share, for and equity investment totaling $5,000.

All shares issued to Mr. Shawn Wright were at a par price per share of $0.001. The price of the common stock issued to Mr. Shawn Wright was arbitrarily determined and bore no relationship to any objective criterion of value. At the time of the issuance, Zion Nevada Corporation was recently formed or in the process of being formed and possessed no assets.

On February 12, 2006 Shawn Wright, President, Secretary, Treasurer, and Director, received 5,000,000 shares of Zion Nevada Corporation common stock, par value $0.001 per share, for services.

All shares issued to Mr. Shawn Wright were at a par price per share of $0.001. The price of the common stock issued to Mr. Shawn Wright was arbitrarily determined and bore no relationship to any objective criterion of value.  At the time of the issuance, Zion Nevada Corporation possessed no assets.

Zion Nevada Corporation’s principal office space is free of charge at the present time.  Please refer to the section titled “Description of Property” herein.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

As of the date of this prospectus, there is no public market in Zion Nevada Corporation common stock. This prospectus is a step toward creating a public market for Zion Nevada Corporation stock, which may enhance the liquidity of Zion Nevada Corporation shares. However, there can be no assurance that a meaningful trading market will develop. Zion Nevada Corporation and its management make no representation about the present or future value of Zion Nevada Corporation common stock.

As of the date of this prospectus:

1.

There are no outstanding options of warrants to purchase or other instruments convertible into, common equity of Zion Nevada Corporation;

2.

There are currently 10,000,000 shares of Zion Nevada Corporation common stock held by its officer and director. The common stock is not eligible to for sale pursuant to Rule 144 under the Securities Act;

3.

Other than the stock registered under this Registration Statement, there is no stock that has been proposed to be publicly offered resulting in dilution to current shareholders.

As of the date of this document, Zion Nevada Corporation has 10,000,000 shares of common stock outstanding. Its officer and director beneficially hold all of these shares of common stock. These shares of common stock are restricted from resale under Rule 144 until registered under the Securities Act, or an exemption is applicable.

In general, under Rule 144 as amended, a person who has beneficially owned and held “restricted” securities for at least one year, including “affiliates,” may sell publicly without registration under the Securities Act, within any three-month period, assuming compliance with other provisions of the Rule, a number of shares that do not exceed the greater of (i) one percent of the common stock then outstanding or, (ii) the average weekly trading volume in the common stock during the four calendar weeks preceding such sale. A person who is not deemed an “affiliate” and who has beneficially owned shares for at least two years would be entitled to unlimited resales of such restricted securities under Rule 144 without regard to the volume and other limitations described above.

HOLDERS

As of the date of this prospectus, Zion Nevada Corporation has 10,000,000 shares of $0.001 par value common stock issued and outstanding held by 1 (one) shareholder of record, Shawn Wright, who is the sole officer and director of Zion Nevada Corporation.  The transfer agent will be Pacific Stock Transfer Company, 500 East Warm Springs Road, Suite 240, Las Vegas, Nevada 89119, telephone number (702) 361-3033.

DIVIDENDS

Zion Nevada Corporation has never declared or paid any cash dividends on its common stock. For the foreseeable future, Zion Nevada Corporation intends to retain any earnings to finance the development and expansion of its business, and does not anticipate paying any cash dividends on its common stock. Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including its financial condition, results of operations, capital requirements, contractual restrictions, business prospects, and other factors that the Board of Directors considers relevant.

EXECUTIVE COMPENSATION

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compensation ($)

Shawn Wright	2007	-	-	-	-	-	-	-
President, Secretary, Treasurer, and Director Chief Accounting Officer, Chief Financial Officer

DIRECTORS’ COMPENSATION

Directors are not entitled to receive compensation for services rendered to Zion Nevada Corporation, or for each meeting attended except for reimbursement of out-of-pocket expenses. There are no formal or informal arrangements or agreements to compensate directors for services provided as a director.

EMPLOYMENT CONTRACTS AND OFFICERS’ COMPENSATION

Since Zion Nevada Corporation’s incorporation on March 7, 2007, Zion Nevada Corporation has not paid any compensation to any officer, director, or employee. Upon securing minimum placement proceeds, Zion Nevada Corporation has not budgeted compensation for Mr. Shawn Wright.  Zion Nevada Corporation does not have employment agreements. The Board of Directors will determine future compensation and, as appropriate, employment agreements executed.

STOCK OPTION PLAN AND OTHER LONG-TERM INCENTIVE PLAN

Zion Nevada Corporation currently does not have existing or proposed option/SAR grants.

FINANCIAL STATEMENTS

(a). Audited Financial Statements for Period Ended April 30, 2007

(Continued on the following page)

MOORE & ASSOCIATES, CHARTERED

           ACCOUNTANTS AND ADVISORS

                     PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Zion Nevada Corporation

(A Development Stage Company)

We have audited the accompanying balance sheet of Zion Nevada Corporation as of April 30 2007, and the related statements of operations, stockholders’ equity and cash flows through April 30 2007. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Zion Nevada Corporation as of April 30 2007 and the results of its operations and its cash flows through April 30 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company has generated no revenue and has not established operations which raise substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Moore & Associates, Chartered

Moore & Associates Chartered

Las Vegas, Nevada

June 6, 2007

2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702) 253-7499 Fax (702) 253-7501

ZION NEVADA CORPORATION

(A Development Stage Company)

Balance sheet

As of April 30, 2007

ASSETS

Current assets:
Cash and cash equivalents	$ 2,456
Total current assets	2,456

$ 2,456

LIABILITIES AND STOCKHOLDERS' (DEFICIT)

Current liabilities:
Advance from shareholder	$ 5,000
Total current liabilities	5,000

Commitments and contingencies	-

Stockholders' (deficit)
Common stock; $.001 par value, 75,000,000 shares authorized;
10,000,000 shares issued and outstanding	10,000
Accumulated (deficit)	(12,544)
Total stockholders' (deficit)	(2,544)

$ 2,456

See Notes to Financial Statements

ZION NEVADA CORPORATION

(A Development Stage Company)

Statement of operations

For the period from inception (March 7, 2007) to April 30, 2007

March 7, 2007
(Inception)
through
April 30, 2007

Revenues	$ -

Operating expenses
General administrative	12,544
12,544

(Loss) from operations	(12,544)

Other income (expense)
Interest income	-
Interest expense	-
-

Net (loss)	$ (12,544)

Basic and diluted loss per common share	$ 0.01

Basic and diluted weighted average
common shares outstanding	10,000,000

See Notes to Financial Statements

ZION NEVADA CORPORATION

(A Development Stage Company)

Statement of changes in stockholders' (deficit)

For the period from inception (March 7, 2007) to April 30, 2007

			Additional		Total
	Common stock		paid-in	Accumulated	Shareholders'
	Shares	Amount	capital	(deficit)	(deficit)

Balance March 7, 2007 (date of inception)	-	$ -	$ -	$ -	$ -

Shares issued for cash	5,000,000	5,000	-	-	5,000
Shares issued for service	5,000,000	5,000	-	-	5,000
Net (loss)	-	-	-	(12,544)	(12,544)

Balance April 30, 2007	10,000,000	10,000	-	(12,544)	(2,544)

See Notes to Financial Statements

ZION NEVADA CORPORATION

(A Development Stage Company)

Statement of cash flows

For the period from inception (March 7, 2007) to April 30, 2007

March 7, 2007
(Inception)
through
April 30, 2007

Cash flows from operating activities:
Net loss	$ (12,544)
Adjustments to reconcile net loss to
net cash used in operating activities:
Stock issued for services	5,000
Changes in operating assets and liabilities:
Increase (decrease) in accounts payable	-
Net cash (used in) operating activities	(7,544)

Cash flows from investing activities:
Purchase of computer equipment	-
Net cash (used in) investing activities	-

Cash flows from financing activities:
Advance from shareholder	5,000
Proceeds from issuance of common stock	5,000
Net cash provided by financing activities	10,000

Net change in cash	2,456
Cash, beginning of period	-
Cash, ending of period	$ 2,456

Non Cash Investing and Financing Activities:
Issuance of Common Stock for Services	$ 5,000

See Notes to Financial Statements

ZION NEVADA CORPORATION

NOTES TO FINANCIAL STATEMENTS

Note 1.  Nature of Business and Summary of Significant Accounting Policies

The summary of significant accounting policies is presented to assist in the understanding of the financial statements.  The financial statements and notes are representations of management.  These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Nature of business and organization

Zion Nevada Corporation (the “Company”) was incorporated in the State of Nevada on March 7, 2007.  The Company’s principal business objective is to acquire, develop, and manage commercial and residential real estate properties.  The Company plans to engage in real estate projects in cooperation with strategic consultants, architects, general and sub-contractors, and other specialists on a project-by-project basis.  The Company’s operations have been limited to general administrative operations and are considered a development stage company in accordance with Statement of Financial Accounting Standards No. 7.

Management of Company

The Company filed its articles of incorporation with the Nevada Secretary of State on March 7, 2007, indicating Shawn Wright as the incorporator.  The company filed its initial list of officers and directors with the Nevada Secretary of State on March 7, 2007, indicating its President as Shawn Wright.

Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make certain estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes.  The Company is subject to uncertainty of future events, economic, environmental and political factors and changes in the Company's business environment; therefore, actual results could differ from these estimates.  Accordingly, accounting estimates used in the preparation of the Company's financial statements will change as new events occur, more experience is acquired, as additional information is obtained and as the Company's operating environment changes.  Changes are made in estimates as circumstances warrant.  Such changes in estimates and refinement of estimation methodologies are reflected in the statements.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  The Company incurred net losses of approximately $12,500 from the period of March 7, 2007 (Date of Inception) through April 30, 2007 and has not commenced its operations, rather, still in the development stages, raising substantial doubt about the Company’s ability to continue as a going concern.  The Company will seek additional sources of capital through the issuance of debt or equity financing, but there can be no assurance the Company will be successful in accomplishing its objectives.

The ability of the Company to continue as a going concern is dependent on additional sources of capital and the success of the Company’s plan.  The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Cash and cash equivalents

Cash and cash equivalents include interest bearing and non-interest bearing bank deposits, money market accounts, and short-term instruments with a liquidation provision of three month or less.

Note 1.  Nature of Business and Summary of Significant Accounting Policies - continued

Revenue recognition

The Company has no revenues to date from its operations.  Once revenues are generated, management will establish a revenue recognition policy.

Advertising costs

Advertising costs are generally expensed as incurred and are included in selling and marketing expenses in the accompanying statement of operations.

As of April 30, 2007, there was no advertising costs incurred.

Fair value of financial instruments

The Financial Accounting Standards Board’s Statement 107, “Disclosures about Fair Value of Financial Instruments”, requires the determination of fair value of the Company’s financial assets and liabilities.  The estimated fair values of financial instruments were determined by management using available market information and appropriate valuation methodologies.  The carrying amounts of financial instruments including cash and advance from shareholder approximate their fair value because of their short maturities.

Income taxes

The Company accounts for its income taxes in accordance with Statement of Financial Accounting Standards No. 109, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carry forwards.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date.

Net loss per common share

The Company computes net loss per share in accordance with SFAS No. 128, Earnings per Share (SFAS 128) and SEC Staff Accounting Bulletin No. 98 (SAB 98).  Under the provisions of SFAS 128 and SAB 98, basic net loss per share is computed by dividing the net loss available to common stockholders for the period by the weighted average number of shares of common stock outstanding during the period.  The calculation of diluted net loss per share gives effect to common stock equivalents; however, potential common shares are excluded if their effect is antidilutive.

Comprehensive income

The Company accounts for comprehensive income (loss) in accordance with SFAS No. 130 "Reporting Comprehensive income" which requires comprehensive income (loss) and its components to be reported when a company has items of comprehensive income (loss).  Comprehensive income (loss) includes net income (loss) plus other comprehensive income (loss). There are no differences or reconciling items between net income and comprehensive income for the period ended April 30, 2007.

Note 2. Concentration of credit risk

A significant amount of the Company’s assets and resources are dependent on the financial support of the shareholders, should the shareholders determine to no longer finance the operations of the company, it may be unlikely for the company to continue.

Note 3. Property and equipment

As of April 30, 2007 the Company does not own any property and/or equipment.

Note 4. Stockholders’ equity

The Company has 75,000,000 shares authorized and 10,000,000 shares issued and outstanding as of April 30, 2007.  The issued and outstanding shares were as follows:

On March 7, 2007 the Company issued 5,000,000 shares of common stock at $0.001 par value to Shawn Wright, the Company’s president/ shareholder for services provided.

On March 7, 2007 the Company issued 5,000,000 shares of common stock at $0.001 par value to Shawn Wright, the Company’s president/ shareholder for equity investment.

Note 5.  Related party transactions

The Company issued 5,000,000 shares of common stock to its president/ shareholder for service provided valued at $5,000.

The Company issued 5,000,000 shares of common stock to its president/ shareholder for equity investment valued at $5,000.

Advance from president/ shareholder was $5,000 as of April 30, 2007.

Note 6. Litigation

As of April 30, 2007, the Company is not aware of any current or pending litigation which may affect the Company’s operations.

Note 7. Newly issued pronouncements

On February 15, 2007, the FASB issued FASB Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB Statement No. 115. The fair value option established by Statement 159 permits all entities to choose to measure eligible items at fair value at specified election dates. A business entity will report unrealized gains and losses on items for which the fair value option has been elected in earnings (or another performance indicator if the business entity does not report earnings) at each subsequent reporting date. Statement 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007.  The Company does not expect that adoption of SFAS No. 159 will have a material effect on its financial position, results of operations, or liquidity and does not currently believe it will have a material impact on our financial statements.

On September 29, 2006, the FASB issued FASB Statement No. 158, Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans -- An Amendment of FASB Statements No. 87, 88, 106, and 132R. This new standard requires an employer to: (a) recognize in its statement of financial position an asset for a plan’s overfunded status or a liability for a plan’s underfunded status; (b) measure a plan’s assets and its obligations that determine its funded status as of the end of the employer’s fiscal year (with limited exceptions); and (c) recognize changes in the funded status of a defined benefit postretirement plan in the year in which the changes occur. The requirement to recognize the funded status of a benefit plan and the disclosure requirements are effective as of the end of the fiscal year ending after December 15, 2006, for entities with publicly traded equity securities, and at the end of the fiscal year ending after June 15, 2007, for all other entities. The requirement to measure plan assets and benefit obligations as of the date of the employer’s fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008. The Company does not expect that adoption of SFAS No. 158 will have a material effect on its financial position, results of operations, or liquidity and does not currently believe it will have a material impact on our financial statements.

Note 7. Newly issued pronouncements - continued

In September 2006, the FASB issued Statement No. 157, Fair Value Measurements. This new standard provides guidance for using fair value to measure assets and liabilities. Statement 157 applies whenever other standards require (or permit) assets or liabilities to be measured at fair value but does not expand the use of fair value in any new circumstances. Under Statement 157, fair value refers to the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants in the market in which the reporting entity transacts. In this standard, the FASB clarifies the principle that fair value should be based on the assumptions market participants would use when pricing the asset or liability. The provisions of Statement 157 are effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company does not expect that adoption of SFAS No. 157 will have a material effect on its financial position, results of operations, or liquidity and does not currently believe it will have a material impact on our financial statements.

On July 13, 2006, FASB Interpretation (FIN) No. 48, Accounting for Uncertainty in Income Taxes - An Interpretation of FASB Statement No. 109, was issued. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes. FIN 48 also prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The new FASB standard also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. The provisions of FIN 48 are effective for fiscal years beginning after December 15, 2006. The Company does not expect that adoption of (FIN)No. 48 will have a material effect on its financial position, results of operations, or liquidity and does not currently believe it will have a material impact on our financial statements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

None.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Zion Nevada Corporation’s Articles of Incorporation and Bylaws provide for the indemnification of a present or former director or officer. Zion Nevada Corporation indemnifies any director, officer, employee or agent who is successful on the merits or otherwise in defense on any action or suit. Such indemnification shall include, but not necessarily be limited to, expenses, including attorney’s fees actually or reasonably incurred by him. Nevada law also provides for discretionary indemnification for each person who serves as or at Zion Nevada Corporation request as an officer or director. Zion Nevada Corporation may indemnify such individual against all costs, expenses, and liabilities incurred in a threatened, pending or completed action, suit, or proceeding brought because such individual is a director or officer. Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, Zion Nevada Corporation’s best interests. In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.

NEVADA LAW

Pursuant to the provisions of Nevada Revised Statutes 78.751, Zion Nevada Corporation shall indemnify any director, officer and employee as follows: Every director, officer, or employee of Zion Nevada Corporation shall be indemnified by us against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/his in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of Zion Nevada Corporation or is or was serving at the request of Zion Nevada Corporation as a director, officer, employee or agent of Zion Nevada Corporation, partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/his duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of Zion Nevada Corporation. Zion Nevada Corporation shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of Zion Nevada Corporation as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by Zion Nevada Corporation in connection with registering the sale of the common stock. Zion Nevada Corporation has agreed to pay all costs and expenses in connection with this offering of common stock. Set for the below is the estimated expenses of issuance and distribution, assuming the maximum proceeds are raised.

Legal and Professional Fees	$ 500
Accounting Fees	$ 2,500
Blue Sky Qualification Fees	$ 750

Total	$ 3,750

INDEX OF EXHIBITS

Exhibit No.	Name/Identification of Exhibit

3	Articles of Incorporation & Bylaws

a) Articles of Incorporation file on March 7, 2007
b) Bylaws adopted on March 7, 2007

5	Opinion on Legality

Opinion of Harold P. Gewerter, Esq., Ltd., Esq.

23	Consent of Experts

a) Consent of Harold P. Gewerter, Esq., Ltd., Esq.
b) Consent of Moore & Associates, Chartered

99	Additional Exhibits

a) Escrow Agreement
b) Subscription Agreement

UNDERTAKINGS

In this Registration Statement, Zion Nevada Corporation is including undertakings required pursuant to Rule 415 of the Securities Act and Rule 430A under the Securities Act.

Under Rule 415 of the Securities Act, we are registering securities for an offering to be made on a continuous or delayed basis in the future. The registration statement pertains only to securities (a) the offering of which will be commenced promptly, will be made on a continuous basis and may continue for a period in excess of 30 days from the date of initial effectiveness and (b) are registered in an amount which, at the time the registration statement becomes effective, is reasonably expected to be offered and sold within two years from the initial effective date of the registration.

Based on the above-referenced facts and in compliance with the above-referenced rules, Zion Nevada Corporation includes the following undertakings in this Registration Statement:

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period, in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of the Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(1) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the  Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Las Vegas, State of Nevada on June 18, 2007.

Zion Nevada Corporation
(Registrant)

By: /s/ Shawn Wright
Shawn Wright
President, Secretary, Treasurer, Director Chief Financial Officer, Chief Accounting Officer

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ Shawn Wright	President, CEO and Director	June 18, 2007
Shawn Wright

/s/ Shawn Wright	Chief Financial Officer	June 18, 2007
Shawn Wright

/s/ Shawn Wright	Chief Accounting Officer	June 18, 2007
Shawn Wright

Dealer Prospectus Delivery Obligation

Prior to the expiration of three hundred and sixty days after the effective date of this registration statement or prior to the expiration of three hundred and sixty days after the first date upon which the security was bona fide offered to the public after such effective date, whichever is later, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.